SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 11, 1998



                            The Allstate Corporation
               (Exact Name of Registrant as Specified in Charter)




   Delaware                        1-11840                       36-3871531
(State or Other                   (Commission                   (IRS Employer
 Jurisdiction of                   File Number)                  Identification
 Incorporation)                                                  Number)


2775 Sanders Road, Northbrook, Illinois                          60062
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code (847) 402-6075


















                                   Page 1 of 6
                             Exhibit Index at Page 4

Item 5.  Other Events

         Pursuant to an agreement between Allstate Insurance Company, the registrant's wholly-owned subsidiary, and the Internal Revenue Service, on September 11, 1998 Allstate Insurance Company will issue the Public Statement attached as Exhibit 99 concerning conditions required for continuation of Allstate Insurance Company's Neighborhood Office Agent Program as an employee program under the Internal Revenue Code.

         If Allstate Insurance Company is required to terminate the Neighborhood Office Agent program due to the conditions described in Exhibit 99, it may be subject to an increase in the number and size of settlement charges related to Allstate Insurance Company's pension plan if a large number of lump sum benefits were paid to participants upon their retirement or termination.



































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


                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                            THE ALLSTATE CORPORATION




                                            By /s/ Samuel H. Pilch
                                               ----------------------
                                               Name:  Samuel H. Pilch
                                               Title: Controller





September 11, 1998




























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


                                Index to Exhibits

                                                                      Sequential
                                                                      Page
Number         Description                                            Number
------         -----------                                            ------

99             Public statement regarding conditions                     5
               for continuation of Allstate Insurance Company's Neighborhood Office Agent Program as an employee program under the Internal Revenue Code.

                                                                  EXHIBIT NO. 99


                                PUBLIC STATEMENT
                                ----------------



         Allstate Insurance Company and the Internal Revenue Service have reached an agreement under which Allstate may continue its Neighborhood Office Agent program as an employee program and may continue to provide the opportunity for its Neighborhood Office Agents to participate in tax-qualified benefit plans. Allstate initiated discussions with the IRS after the Tax Court determined that certain of Allstate's Neighborhood Office Agents were independent contractors, rather than employees, for purposes of deducting Allstate-related business expenses. The fiduciaries of Allstate's profit-sharing plan and its pension plan for employee agents also have entered into an agreement with the IRS with respect to those plans.

         Under the agreement, Allstate's Neighborhood Office Agent program will be modified, effective January 1, 1999, to increase the degree of direction and control that the Company exercises over the details of the agents' work, including increased control over business expenses. The IRS will continue to treat Allstate's retirement plans as tax-qualified. Neighborhood Office Agents may continue to participate in tax-qualified retirement plans and employee welfare benefit plans that are made available to Neighborhood Office Agents, with the exception of those agents who have received court decisions that result in their being taxed as independent contractors.

         Those Neighborhood Office Agents who have received or in the future receive such a court decision will be treated as independent contractors by Allstate consistent with those court decisions and, as a result, will cease to be eligible for employee benefits. Under the agreements entered into with Allstate and the fiduciaries of Allstate's tax-qualified plans, employee welfare benefits provided to such an agent will be treated by Allstate as benefits provided to an independent contractor; elective contributions to Allstate's profit sharing plan, and earnings thereon, will be treated as compensation paid to an independent contractor and will be distributed from the Plan; account balances in Allstate's profit sharing plan will be adjusted to reflect only those Company contributions and earnings for periods in which the agent performed services as an employee; similarly, benefits under Allstate's pension plan for employee agents will reflect only the agent's period of service as an employee. If a Neighborhood Office Agent who has received a court decision that results in the agent being taxed as an independent contractor subsequently performs services as an employee with Allstate, then he or she may participate in any employee benefit plans that may be made available by Allstate for those periods of employment.

         The agreement does not alter Allstate's existing discretion to enter into, retain, or terminate a business relationship with any person, including any Neighborhood Office Agent who has already received or in the future receives a court decision that results in the agent being taxed as an independent contractor. If, in the future, however, there is a decision of the U.S. Supreme Court or at least two final, nonappealable court decisions determining that Neighborhood Office Agents under the modified program are independent contractors, Allstate will begin treating all agents who continue to perform services as Neighborhood Office Agents as independent contractors and cease providing all Neighborhood Office Agents with employee benefits.

         The obligations under the agreements will continue until the agreements terminate, which shall be no later than December 31, 2005. The protections afforded the Company's qualified plans will remain in effect for those tax years covered by the agreements. The agreements are confidential pursuant to Section 6103 of the Internal Revenue Code. Any further questions should be directed to Al Orendorff, Media Relations Director, Allstate Insurance Company, 2775 Sanders Road, Suite F3, Northbrook, Illinois, 60062.










































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